    TRANSITION AND SEPARATION AGREEMENT

    This Transition and Separation Agreement (the “Agreement”) by and between Bradford J. Crutchfield (“Executive”) and 10x Genomics, Inc., a Delaware corporation (the “Company”), is made effective as of the eighth day following the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:
A.    Executive’s services to the Company and its affiliates will end on the Termination Date (as defined below).

B.    Executive has agreed to continue to serve as the Company’s Chief Commercial Officer while the Company recruits a new Chief Commercial Officer, to serve as at-will employee providing transition service during the Transition Period (as defined below) through the Termination Date.

C.    Executive and the Company are parties to an offer letter dated November 29, 2016 and is also a participant in the Company’s Change in Control Severance Policy effective as of July 30, 2020 (the “Severance Policy,” and, collectively, the “Prior Agreements”).

D.    Executive and the Company desire to establish the obligations of the parties in connection with Executive’s separation from the Company including, without limitation, interim services and all amounts due and owing to Executive.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Chief Commercial Officer Employment.
(a)Full-Time Employment Period; Duties. During the period (the “CCO Employment Period”) commencing on the Effective Date and ending on the earlier of (i) the date the Company appoints a new interim or permanent Chief Commercial Officer (the “Transition Date”) or (ii) the Termination Date, Executive shall remain employed by the Company as the Company’s Chief Commercial Officer reporting to the Chief Executive Officer of the Company (the “CEO”). During the CCO Employment Period, Executive shall continue to perform such duties as are customarily associated with the position of Chief Commercial Officer and such other duties as are assigned to Executive by the CEO. During the CCO Employment Period, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies) to the business of the Company. For the purposes hereof, “Termination Date” shall mean the earliest of (i) the date the Company terminates Executive’s employment with the Company for Cause (as defined in the Severance Policy), (ii) the date that Executive voluntarily terminates Executive’s employment with the Company for any reason (each of (i) and (ii), a “Non-Qualifying Termination”), (iii) the date the Company terminates Executive’s employment with the Company for other than Cause or (iv) December 31, 2022 (each of (iii) and (iv), a “Qualifying Termination”).
(b)Salary, Target Bonus and Benefits Continuation. During the CCO Employment Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, be eligible for a target bonus at the same rate and pursuant to the same terms and conditions in effect as of the date of this Agreement (but also conditioned upon Executive completing the Transition Services, as defined below), be eligible for all employee benefit plans available to senior executives of the Company and continue to vest into outstanding equity awards, in each case, in accordance with their terms. Notwithstanding the foregoing, in no event will Executive be eligible for any severance or benefits under the Severance Policy, and shall only be eligible for the benefits and payments set forth herein. All payments made to Executive during the CCO Employment Period will be subject to required withholding taxes and authorized deductions. During the CCO Employment Period and continuing through the tail period applicable to other departing officers of the Company, the Company shall maintain directors and officers liability insurance covering Executive providing the same level of coverage as the directors and officers liability insurance covering other Company executives.
(c)Protection of Information. Executive reaffirms Executive’s commitment to remain in compliance with that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement entered into between Executive and the Company (the “Confidentiality Agreement”). Without limiting the foregoing, Executive acknowledges and agrees that, during the CCO Employment Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.
2.Transition Period.
(a)Transition Period. In the event that the Transition Date occurs prior to the Termination Date, then Executive shall resign from all positions as an officer of the Company and any subsidiaries effective as of the Transition Date, and during the period of time (the “Transition Period”) commencing on the Transition Date and ending on the Termination Date, Executive shall serve as an at-will employee reporting to the CEO and any newly appointed Chief Commercial Officer of the Company. During the Transition Period, Executive shall perform such duties as are reasonably requested by the CEO, including advising the Company’s Chief Commercial Officer and be available to respond to requests for information (the “Transition Services”). During the Transition Period, Executive will devote such time and attention during normal business hours to the business and affairs of the Company as is reasonably necessary to perform Executive’s duties.
(b)Salary, Target Bonus and Benefits Continuation. During the Transition Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, be eligible for a target bonus at the same rate and pursuant to the same terms and conditions in effect as of the date of this Agreement (but also conditioned upon Executive completing the Transition Services), be eligible for all employee benefit plans available to senior executives of the Company and continue to vest into outstanding equity awards, in each case, in accordance with their terms. Notwithstanding the foregoing, in no event will Executive be eligible for any severance or benefits under the Severance Policy, and shall only be eligible for the benefits and payments set forth herein. All payments made to Executive during the Transition Period will be subject to required withholding taxes and authorized deductions.
(c)Protection of Information. During the Transition Period, Executive agrees to remain in compliance with the Confidentiality Agreement. Without limiting the foregoing, Executive acknowledges and agrees that, during the Transition Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.
(d)SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Executive will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Transition Date. Executive further acknowledges that any transactions by Executive involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading while in possession of material nonpublic information.
3.Final Paycheck; Payment of Accrued Wages and Expenses.
(a)Final Paycheck. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary earned through the Termination Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement or the Release of Claims (as defined below).
(b)Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement or the Release of Claims.
(c)No Additional Benefits for Non-Qualifying Termination. In the event Executive experiences a Non-Qualifying Termination, then Executive shall not be entitled to any compensation or benefits.
4.Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) this Agreement becoming effective, (ii) Executive experiencing a

Qualifying Termination; (iii) the delivery to the Company of the release of claims in the form attached hereto as Exhibit A (the “Release of Claims”) that is signed by Executive on or after the Termination Date and becomes effective and irrevocable within 30 days following the Termination Date, and (iv) Executive’s not being in breach of the Confidentiality Agreement, to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:
(a)Severance. To the extent that the Qualifying Termination occurs prior to December 31, 2022, then during the Severance Period (as defined below), the Company shall continue to pay Executive Executive’s base salary at the rate in effect immediately prior to the Termination Date. Such payments shall be made in accordance with the Company’s standard payroll practices, less applicable withholdings, beginning on the first payroll date following the date the Release of Claims becomes effective and irrevocable and with the first installment including any amounts that would have been paid had the Release of Claims been effective and irrevocable on the Termination Date. For the purposes hereof, “Severance Period” shall mean the period commencing on the Termination Date and ending on December 31, 2022.
(b)Annual Bonus. Executive shall be entitled to an amount equal to twenty eight percent (28%) of Executive’s base salary in lieu of an annual performance bonus for the full year of 2022, which shall be deemed earned and contingent solely on (i) the Company’s achievement of 2022 revenue goals communicated to Executive prior to the Effective Date and (ii) Executive satisfactorily completing the Transition Services, to be paid at the same time related bonuses are paid to other Company executives, less applicable withholdings; provided that such annual bonus, if earned, shall be paid in all events on or before March 15, 2023. Executive shall not otherwise participate in the Company’s annual incentive plan.
(c)Continued Healthcare. To the extent that the Qualifying Termination occurs prior to December 31, 2022, then if Executive timely elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive for, Executive’s portion of the premium (at the same rates in effect on the Termination Date) for Executive and Executive’s covered dependents through the earlier of (i) the last day of the Severance Period and (ii) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 4(c), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA. Executive shall notify the Company immediately if Executive becomes covered by a group health plan of a subsequent employer.
(d)Equity Awards. If the Qualifying Termination occurs prior to December 31, 2022, then the vesting of each of Executive’s outstanding equity awards shall immediately accelerate in respect of that number of shares that would have vested through the end of the Severance Period had Executive’s services continued through such date and each vested stock option (after giving effect to the foregoing acceleration) shall remain exercisable through March 31, 2023.
(e)Sole Separation Benefit. Executive agrees that the payment provided by this Section 4 is not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement. Executive acknowledges and agrees that the payment referenced in this Section 4 constitutes adequate and valuable consideration, in and of itself, for the promises contained in this Agreement and the Release of Claims.
5.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement, the equity award agreements and Executive’s indemnification agreement with the Company (the “Indemnification Agreement”) (collectively, the “Surviving Agreements”), this Agreement shall supersede each other agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Prior

Agreements, and each such agreement, but not the Surviving Agreements, shall be deemed terminated and of no further effect as of the Effective Date.
6.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its respective owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;
(v)Claims for indemnification under any indemnification agreement (including the Indemnification Agreement), the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law;

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment;
(vii) Claims to enforce Executive’s rights under the Agreement.; and
(viii) Claims that may arise as a result of any actions taken only after execution of this Agreement.

(c)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Agreement;
(ii)Executive has been given at least twenty-one (21) days to consider this Agreement;
(iii)Executive has seven (7) days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. PT on the 7th day following Executive’s execution of this Agreement by email to Eric Whitaker at eric.whitaker@10xgenomics.com. Executive understands that if Executive revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in this Agreement.
(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
7.Post-Employment Obligations.
(a)Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of its board of directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency. Nothing in this Section 7 shall prevent Executive or any Releasee from testifying truthfully in response to a subpoena or other legal process; nor shall anything herein prevent Executive from discussing terms and conditions of Executive’s employment with the Company, as permitted by the National Labor Relations Act and California law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, or communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(b)Return of Company Property. Executive warrants and represents that, not later than five (5) business days after the Termination Date, Executive will turn over to the Company all physical or personal property that are the property of the Company and that Executive had in Executive’s possession, custody or control.
8.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
9.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
10.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.
11.Miscellaneous. This Agreement, together with the Surviving Agreements, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Prior Agreements. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties containing a recital that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. For the avoidance of doubt, Executive acknowledges and agrees that nothing in this Agreement shall trigger Good Reason (as defined in the Severance Policy) or any term of like import to resign Executive’s employment.
12.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and shall cause any such successor to expressly assume its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
13.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement, which shall remain in effect through the Termination Date and thereafter in accordance with its terms. Executive acknowledges and agrees that the benefits provided in Section 4 above shall be subject to Executive’s continued compliance with the Confidentiality Agreement. For the avoidance of doubt, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (a) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
14.Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption provided in Section 409A of the Code, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this Section 14 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
15.Executive’s Cooperation.  After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that (i) any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and (ii) this provision shall not apply to any such investigation or proceeding that arises out of or relates to a dispute between Executive and the Company and/or any of its affiliates.

(Signature page(s) follow)

    IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: February 16, 2022     _/s/ Bradford J. Crutchfield________________
                        Bradford J. Crutchfield

DATED: February 17, 2022            By: _/s/ Eric S. Whitaker________________
        Eric S. Whitaker
    General Counsel

[Signature Page to Transition and Separation Agreement]

GDSVF&H\7603764.2

EXHIBIT A

GENERAL RELEASE OF CLAIMS

    This General Release of Claims (“Release”) is entered into as of ______________, between Bradford J. Crutchfield (“Executive”) and 10x Genomics, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective as of the eighth (8th) day after the date of Executive’s signature hereto.

1.Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with his employment or other relationship with the Company and the conclusion of that employment or other relationship with the Company arising before the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims to enforce Executive’s rights under the Transition and Separation Agreement entered into between the Company and Executive on Febrauary 17, 2022 (the “Transition and Separation Agreement”).
(ii)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iv)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;
(vi)Claims for indemnification under any indemnification agreement including the Indemnification Agreement (as defined in the Transition and Separation Agreement), the Company’s Bylaws or any other applicable law;
(vii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment; and
(viii)Claims that may arise as a result of any actions taken only after the execution of this Release.

(c)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Release;
(ii)Executive has been given at least twenty-one (21) days to consider this Release;
(iii)Executive has seven (7) days after signing this Release to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. PT on the 7th day following Executive’s execution of this Release by email to Eric Whitaker at eric.whitaker@10xgenomics.com. Executive understands that if Executive revokes this Release, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in the Transition and Separation Agreement.
(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
2.Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) Executive has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in Section 4 of the Transition and Separation Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which

Executive is subject, and (e) upon the execution and delivery of this Release by the Company and Executive, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
3.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement (as defined in the Transition and Separation Agreement). Executive acknowledges and agrees that the payments provided in Section 5 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.
4.Cooperation with the Company. Executive reaffirms Executive’s obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

    IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: _______________, 202_
                        __________________________________
                        Bradford J. Crutchfield

DATED: _______________, 202_

                        By: _______________________________
        Eric S. Whitaker
        General Counsel

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